As filed with the Securities and Exchange Commission on June 16,
                              1999
                                             Registration No.

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                        _________________
                            FORM S-3
                     Registration Statement
                              under
                   The Securities Act of 1933
                     _______________________

                      MILLIPORE CORPORATION
     (Exact name of registrant as specified in its charter)

         Massachusetts                      04-2170233
 (State or other jurisdiction            (I.R.S. Employer
      of incorporation or             Identification Number)
         organization)

                          80 Ashby Road
                  Bedford, Massachusetts  01730

                          (781)533-6000
       (Address, including zip code, and telephone number,
      including area code, of principal executive offices)

                       Jeffrey Rudin, Esq.
               Vice President and General Counsel
                      Millipore Corporation
                          80 Ashby Road
                  Bedford, Massachusetts  01730

                          (781)533-6000
        (Name, address, including zip code, and telephone
       number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after the effectiveness of the Registration
Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ()

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. (x)

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement under the earlier effective registration statement for the same offering. ()

If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ()

If delivery of the prospectus is expect to be made pursuant to Rule 434, please check the following box: ()

                 CALCULATION OF REGISTRATION FEE
                                 Proposed       Proposed     Amount of
  Title of each     Amount to     maximum       maximum     registration
     class of           be       offering      aggregate        fee
 Securities to be   registered     price        offering
    registered                   per share     price (1)
                                    (1)
Common Stock --      660,000     $34.1875    $22,563,750.00  $6,272.72
$1.00 par value,
together with
associated Common
Stock purchase
rights

(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act. The maximum price per share information is based on the average of the high and low sale prices of the Registrant's common stock, $1.00 par value per share, reported on the New York Stock Exchange on June 10, 1999.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                      Subject to Completion
Dated June 15, 1999



PROSPECTUS



                      Millipore Corporation
                          Common Stock
                         660,000 Shares

                          ____________


     The stockholders of Millipore Corporation listed on page 5 may offer and sell up to 660,000 shares of Millipore common stock
(including associated common stock purchase rights) under this prospectus.

     BEFORE PURCHASING SHARES OF OUR COMMON STOCK YOU SHOULD
CAREFULLY REVIEW THE RISK FACTORS SECTION OF THIS PROSPECTUS
WHICH BEGINS ON PAGE 3.

     The selling stockholders may offer their shares in public transactions on the New York Stock Exchange at prevailing market prices or in negotiated private transactions at negotiated prices. Millipore common stock is listed on the New York Stock Exchange ("NYSE") with the ticker symbol: "MIL." On June 10, 1999, the closing price of one share of Millipore common stock on the NYSE was $34.0625.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                     ______________________



        The date of this Prospectus is ___________, 1999


 The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     We have not authorized any person to provide information or make any representation about this offering that is not in this prospectus. Prospective investors should rely only on the information contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is prohibited. Information in this prospectus is correct only as of its date, regardless of when any later offer or sale occurs.


                           THE COMPANY


     Millipore Corporation is a market leader in the field of separations technology and develops, manufactures and sells products that are used primarily for the analysis, identification, monitoring and purification of liquids and gases. Our separations products are based on a variety of membrane and other technologies that effect separations through physical and chemical methods and are applied primarily to biological and environmental laboratory research and testing, to pharmaceutical and food and beverage research, manufacturing and quality control and to the purification and control of process liquids and gases for integrated circuit manufacturing operations. We are an integrated multinational manufacturer of these products.

Our principal executive offices are located at 80 Ashby Road, Bedford, Massachusetts 01730 and our telephone number is (781)533-6000.

                          RISK FACTORS

     This prospectus, including any documents that we have incorporated by reference into this prospectus, contains certain forward-looking statements that involve substantial risks and uncertainties. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Potential risks and uncertainties that could affect our future operating results
include, among other things, the following:   Increased
regulatory concerns on the part of the biopharmaceutical industry; further consolidation of drug manufacturers; competitive factors such as new membrane technology and/or a new method of chip manufacture which relies less heavily on purified chemicals and gases; availability of component products on a timely basis; and inventory risks due to shift in market demand; change in product mix; the failure to realize the savings contemplated by certain restructuring activities; and the inability to utilize technology in current or planned products due to overriding rights by third parties. In addition, you should carefully consider the following risk factors before making any decision to buy our common stock.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT.

     We face intense competition in all of our sales to customers. Some of our competitors are larger and have greater financial and other resources than us. We believe that the principal competitive factors affecting our business include price, technical expertise, product quality and responsiveness to customer needs, including service and technical support.

WE ARE SUBJECT TO FOREIGN CURRENCY EXCHANGE RISKS DUE TO OUR
SIGNIFICANT LEVEL OF INTERNATIONAL SALES.

     Approximately 60% of our sales derive from sales to customers outside the United States. Consequently, our results of operations could be negatively affected by a material strengthening of the U.S. dollar over a short period of time. Exchange rate fluctuations are beyond our control, and there can be no assurance that the U.S. dollar will not appreciate against the Japanese yen, the euro, or other currencies in which we earn a significant portion of our revenues.

WE ARE SUBJECT TO ENVIRONMENTAL, HEALTH AND SAFETY REGULATIONS
AND COULD ENCOUNTER SIGNIFICANT COMPLIANCE AND REMEDIATION COSTS.

     Our operations are subject to federal, state, local and foreign environmental and health and safety laws and regulations. These laws and regulations impose workplace standards and limitations on the discharge of pollutants into the environment and set standards for handling, generating, emitting, releasing, discharging, treating, storing, and disposing certain materials, substances and wastes. We have in the past been named a potentially responsible party at a number of hazardous waste sites. We have settled our liability relating to most of these sites, and we believe that any future remaining liabilities relating to these sites should not have a material adverse effect on our financial condition. However, future events, such as changes in existing laws and regulations or enforcement policies or the discovery of contamination on sites we operate, could result in significant additional compliance costs.

OUR PERFORMANCE MAY BE AFFECTED IN PART, BY THE CYCLICALITY OF
THE MICROELECTRONICS INDUSTRY WHICH AT TIMES LEADS TO REDUCED
PRODUCT DEMAND.

     A substantial portion of our business depends upon the future worldwide growth of the microelectronics industry, particularly the semiconductor portion. The microelectronics industry is highly cyclical and historically has experienced periods of oversupply, resulting in significantly reduced demand for capital equipment, including the products we manufacture. As a result of this cyclicality, we have experienced, and in the future could experience, reduced revenues.

OUR FAILURE TO IDENTIFY AND REMEDIATE ALL MATERIAL YEAR 2000
RISKS, OR PROBLEMS AMONG OUR SUPPLIERS OR CUSTOMERS, COULD
SIGNIFICANTLY DISRUPT OUR BUSINESS.

     We are aware of the Year 2000 issues that will affect certain products and systems that were not designed to properly handle the transition between the twentieth and twenty-first centuries. We have taken action to attempt to ensure that our business operations will not be adversely impacted by the transition into the Year 2000. Among the areas that we have been addressing are our internal information systems, our manufacturing equipment and facilities, our products, and the Year 2000 readiness of our key suppliers and financial institutions. Our incremental spending on our Year 2000 readiness program is not expected to be material because most Year 2000 readiness costs will be met with amounts that are normally budgeted for procurement and maintenance of our information systems and infrastructure. However, the redirection of spending to the implementation of our Year 2000 readiness program may delay some productivity improvements. Though we believe we are appropriately preparing ourselves for the Year 2000 and minimizing the chances of any adverse impact to our business operations, Year 2000 issues present a number of risks and uncertainties that could materially impact our business, financial condition or results of operations. These risks and uncertainties include, among other things, failure of utilities or transportation systems, competition for personnel skilled in remediation of Year 2000 issues, the nature of government responses to Year 2000 issues, and failure to successfully implement parts of our Year 2000 readiness program.




                         USE OF PROCEEDS

     All net proceeds from the sale of the shares of our common stock in this offering will go to the stockholders who offer and sell them. We will not receive any proceeds from this offering.



                      SELLING STOCKHOLDERS

     The selling stockholders acquired their shares of Millipore common stock from us in exchange for all of the outstanding equity interests in Bioprocessing Corporation Limited, a company that we acquired from the selling stockholders in May 1999. Some of the selling stockholders are now or have during the last three years been active in the management of Bioprocessing Corporation Limited and its subsidiaries. We have agreed with each of the selling stockholders that we would use our reasonable efforts to register their shares. Registration of these shares does not necessarily mean that the selling stockholders will offer or sell all or any of the shares.

     Based on the information available to us, including information we have received from the selling stockholders, we believe that the shares listed below represent all of the shares that each selling stockholder currently beneficially owns. Any or all of these shares may be sold, from time to time, by the selling stockholders pursuant to this prospectus. Since each of the listed stockholders' percentage ownership of our common stock is less than one percent, no percentage is indicated for any selling stockholders in the table below.

     Selling                         Shares
   Stockholder                        Owned
                                    and Being
                                     Offered

Crown Capital                      51,384
Limited
Dr. Frank M.                       26,613
Roberts
Thomas M. Swan                     15,149
Kerry F. Napuk                     11,259
Dr. Kamran                         7,495
Beyzavi
Alta Berkeley
     Associates                    33,185
Limited
Alta Berkeley LP                   228,914
II
Transatlantic
Capital                            90,915
     General
Partners `C' Ltd.
Ferraris Group                     30,503
plc
Harry W. Childs                    30,503
Innoven LLC                        51,834
BTG International                  69,112
Limited
Dr. John N.D.                      4,510
Heap
Geoffrey R. Race                   2,706
Helen C. Wood                      1,804
David R. Standen                   1,804
Karen Bambury                      1,330
Jeff Wilson                        980



                      PLAN OF DISTRIBUTION

     We are registering the shares on behalf of the selling stockholders. The selling stockholders may offer their shares of our common stock at various times in one or more of the following types of transactions:

 on the New York Stock Exchange

 in private negotiated
 transactions, including in
 settlement of options
 transactions and in
 settlement of short sales of
 shares of our common stock

     The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

     The selling stockholders may use broker-dealers to sell their shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they acted as agents.

     Selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that rule.

                      AVAILABLE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov." Our common stock is listed on the NYSE under the symbol "MIL" and the periodic reports, proxy statements and other information we file with the SEC may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005. Information regarding us is also available on our Website, "http://www.millipore.com".



               WHERE YOU CAN FIND MORE INFORMATION

     The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

          (1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

          (2) Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999.

          (3) The description of our Common Stock set forth in our Form 8-A Registration Statement, filed May 13,
          1965, and our Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

     In addition, this prospectus incorporates by reference any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date of the initial filing of the Registration Statement that includes this prospectus until the termination of the offering. Information in this prospectus supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

     We will, upon written or oral request, provide at no cost a copy of any or all of the information that is incorporated by reference. Requests should be made to the following address and telephone number:

               Millipore Corporation
               80 Ashby Road
               Bedford, Massachusetts 01730
               Attention:  General Counsel
               (781)533-6000

     This prospectus is part of a registration statement that we have filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have not authorized nor have any of the selling stockholders authorized anyone to provide you with different information. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                    VALIDITY OF COMMON STOCK

     For the purpose of this offering, our General Counsel, Jeffrey Rudin, Esq., is providing an opinion on the validity of the shares.



                             EXPERTS

     The consolidated financial statements of the Corporation and its subsidiaries incorporated herein by reference to the Annual Report on Form 10-K for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following statement sets forth the estimated amounts of expenses to be borne by the Registrant in connection with the offering described in this Registration Statement. None of the expenses will be borne by the security holders.

Securities and Exchange Commission
  Registration Fee                                    $6,272.72

Legal Fees and Expenses                               $5,000.00

Accounting Fees and Expenses                          $5,000.00

Miscellaneous Expenses                                $1,727.28

     Total Expenses                                  $18,000.00

Item 15.  Indemnification of Directors and Officers.

     Section 67 of Chapter 156B of the Massachusetts General Laws provides that indemnification of directors and officers of the Registrant may be provided to the extent specified or authorized by its articles of organization or a by-law provision adopted by the stockholders.

      Under Section 9 of the By-laws of the Registrant, the Registrant shall, to the extent legally permissible, indemnify each of its directors and officers (including persons who serve at its request as directors, officers or trustees of another organization or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a director or officer, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Registrant, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the Registrant in advance of the final disposition thereof under receipt of an undertaking by such director or officer to repay the amounts so paid to the Registrant if it is ultimately determined that indemnification for such expenses is not authorized under Section 9. The right of indemnification provided by Section 9 of the By-laws is not to be exclusive and is not to affect any other rights to which any director or officer may be entitled. As used in said Section 9, the terms "director" and "officer" include their respective heirs, executors and administrators, and an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in
Section 9 shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

          The Registrant has also purchased liability insurance policies covering directors and officers in certain circumstances.

Item 16.  Exhibits

Number  Description of Exhibit      Location

  4.1   Restated Articles of        Incorporated by reference to
        Organization,               Form 10-K Report for the
        as amended                  year ended December 31, 1996

  4.2   By-Laws, as amended         Incorporated by reference to
                                    Form 10-K Report for year
                                    ended December 31, 1990

  4.3   Shareholders Rights         Incorporated by reference to
        Agreement dated as of       Form 8-K Report filed April,
        April 15, 1988, as amended  1998
        and restated April 16,
        1998 between the
        Registrant and The First
        National Bank of Boston

  5.1   Opinion of Jeffrey Rudin,   Filed herewith.
        Esq., General Counsel of
        the Registrant, regarding
        legality of shares.

 23.1   Consent of                  Filed herewith.
        PricewaterhouseCoopers LLP

 23.2   Consent of Jeffrey Rudin,   Included in Exhibit 5.1
        Esq.                        filed herewith.

 24.1   Power of Attorney.          Filed herewith.


Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (other than as provided in the proviso and instructions to Item 512(a) of Regulation S-K) (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on behalf by the undersigned, thereunto duly authorized, in Bedford, Massachusetts, on June 15, 1999.

                              MILLIPORE CORPORATION

                              By:/s/ Jeffrey Rudin
                                 Jeffrey Rudin
                                 Vice President

                              Date:  June 15, 1999

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the indicated capacities and on the indicated date.

/s/ C. William Zadel  Chairman, President,  June 15, 1999
C. William Zadel      Chief Executive
                      Officer
                      and Director

/s/ Francis J.        Vice President,       June 15, 1999
Lunger                Chief
Francis J. Lunger       Financial Officer

/s/ Kathleen B.       Corporate Controller  June 15, 1999
Allen
Kathleen B. Allen

/s/ Robert C. Bishop  Director              June 15, 1999
*
Robert C. Bishop

/s/ Samuel C. Butler  Director              June 15, 1999
*
Samuel C. Butler

/s/ Robert E.         Director              June 15, 1999
Caldwell *
Robert E. Caldwell

/s/ Elaine L. Chao *  Director              June 15, 1999
Elaine L. Chao

/s/ Maureen A.        Director              June 15, 1999
Hendricks *
Maureen A. Hendricks

/s/ Mark Hoffman *    Director              June 15, 1999
Mark Hoffman

/s/ Thomas O. Pyle *  Director              June 15, 1999
Thomas O. Pyle

/s/ John F. Reno *    Director              June 15, 1999
John F. Reno


          *By    /s/ Jeffrey Rudin
              Attorney in Fact

                          EXHIBIT INDEX


Number   Title of Exhibit

4.1      Restated Articles of Organization, as       Incorporated
         amended                                     by Reference

4.2                                                  Incorporated
         By-Laws, as amended                         by Reference

4.3
         Shareholders Rights Agreement dated as of   Incorporated
         April 15, 1988,                             by
         as amended and restated April 16, 1998,     Reference
         between Millipore
5.1      Corporation and The First National Bank of
23.2     Boston


         Opinion Regarding Legality


23.1     Consent of Independent Accountants

24.1     Power of Attorney

                           EXHIBIT 5.1
                   OPINION REGARDING LEGALITY
                     [MILLIPORE LETTERHEAD]
                                                  June 15, 1999



Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

     This opinion is rendered to you in connection with the Registration Statement on Form S-3 of Millipore Corporation (the "Company") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement") covering the offering and possible future sale by certain holders of 660,000 shares of common stock of the Company (the "Common Stock").

     I am General Counsel of the Company and have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. For purposes of this opinion, I have examined and relied upon the information set forth in the Registration Statement as well as such other documents, records, certificates and other instruments as I have deemed necessary for purposes of giving this opinion.

     I express no opinion as to the laws of any jurisdiction other than those of the Commonwealth of Massachusetts and the federal laws of the United States of America.

     Based upon and subject to the foregoing, I am of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts.

     2. The shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

     I understand that this opinion is to be used in connection with the Company's Registration Statement relating to the Common Stock to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I consent to the filing of this opinion with and as a part of the Registration Statement and the use of my name therein.

                                   Very truly yours,

                                   /s/ Jeffrey Rudin

                                   Jeffrey Rudin
                                   Vice President and
JR/bb                                   General Counsel

                          EXHIBIT 23.1

               CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report, dated January 20, 1999, except for Note B, for which the date is February 5, 1999 relating to the consolidated financial statements, which appears in Millipore Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                   PRICEWATERHOUSECOOPERS LLP



Boston, Massachusetts
June 14, 1999

                          EXHIBIT 24.1

                        POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that the undersigned Directors of Millipore Corporation (the "Corporation"), do hereby constitute and appoint C. William Zadel, Francis J. Lunger and Jeffrey Rudin and each of them individually, their true and lawful attorneys and agents to execute on behalf of the Corporation the Registration Statement on Form S-3 relating to 660,000 shares of Millipore Common Stock to be offered and sold by the former shareholders and optionholders of Bioprocessing Corporation Limited, any and all amendments thereto (including post-effective amendments and amendments thereto), and any and all such additional instruments related thereto which such attorneys and agents may deem to be necessary and desirable to enable the Corporation to comply with the requirements of the Securities Act of 1933, as amended, and any regulations, orders, or other requirements of the United States Securities and Exchange Commission thereunder in connection with the preparation and filing of said Registration Statement on Form S-3, including specifically, but without limitation of the foregoing, power and authority to sign the names of each of such Directors on his or her behalf, as such Director, on any such documents or instruments; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue thereof.


SIGNATURE                TITLE                    DATE


                      Chairman, President,        June 4, 1999
C. William Zadel      Chief Executive Officer
                      and Director



/s/ Robert C. Bishop  Director                    June 4, 1999
Robert C. Bishop



/s/ Samuel C. Butler  Director                    June 4, 1999
Samuel C. Butler



/s/ Robert E. Caldwell   Director                 June 4, 1999
Robert E. Caldwell





SIGNATURE             TITLE                  DATE



/s/ Elaine L. Chao    Director                    June 4, 1999
Elaine L. Chao



/s/ Maureen A. Hendricks Director                 June 4, 1999
Maureen A. Hendricks



/s/ Mark Hoffman      Director                    June 4, 1999
Mark Hoffman



/s/ Thomas O. Pyle    Director                    June 4, 1999
Thomas O. Pyle



/s/ John F. Reno      Director                    June 4, 1999
John F. Reno